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                                                                    EXHIBIT 10.1

                              GUARANTY AGREEMENT

     This Guaranty Agreement ("Guaranty") is made and delivered as of this 9th day of August, 2001, by Whole Foods Market, Inc., a Texas corporation ("Guarantor"), in favor of Harry's Farmers Market, Inc., a Georgia corporation ("HFM"), and Harry A. Blazer individually, a resident of the State of Georgia (the "Stockholder" and together with HFM, the "Beneficiaries" and each a "Beneficiary").

     WHEREAS, Whole Foods Market Group, Inc. ("Group"), a subsidiary of Guarantor, has entered into an Asset Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), with HFM; and

     WHEREAS, Group will enter into a Consulting and Non-Competition Agreement dated as of the Closing Date with the Stockholder (the "Non-Competition Agreement); and

     WHEREAS, other subsidiaries of Guarantor may become assignees of certain rights and obligations under the Purchase Agreement or the Non-Competition Agreement (Group and such other subsidiaries being collectively referred to herein as "Purchaser"); and

     WHEREAS, HFM would not enter into the Purchase Agreement with Purchaser absent the execution and delivery by Guarantor of this Guaranty; and

     WHEREAS, Stockholder would not enter into the Non-Competition Agreement with Purchaser absent the execution and delivery by Guarantor of this Guaranty;

     NOW, THEREFORE, for value received, Guarantor hereby agrees as follows:

     1. Guarantor irrevocably and unconditionally guarantees to the Beneficiaries the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance when due of all of the Purchaser's obligations under the Purchase Agreement and the Non-Competition Agreement and the documents referenced therein, including but not limited to, the payment of the Purchase Price under the Purchase Agreement, the assumption of all Assumed Liabilities under the Purchase Agreement, the payment of compensation to the Stockholder under the Non-Competition Agreement and the performance of the indemnification obligations of Purchaser thereunder (collectively the "Obligations").

     2. The obligations of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall remain in full force and effect until the Obligations shall have been satisfied in full, it being the express purpose and intent of Guarantor that its obligations hereunder shall not be discharged except by performance, discharge, waiver or other satisfaction in full of all of the Obligations. Guarantor's liability hereunder shall not be in any manner whatsoever affected, modified or impaired by the happening from time to time of any event or action that would, in the absence of
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this clause, result in the release or discharge of Guarantor, by operation of law or otherwise, from the performance or observance of any obligation, covenant or agreement contained in this Guaranty, or the default or failure of Guarantor to perform fully any obligations set forth in this Guaranty. Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by: (i) the genuineness, validity, regularity, enforceability or any future amendment, modification, waiver, or other change to this Guaranty, the Purchase Agreement, the Non-Competition Agreement or any other agreement, document or instrument executed in connection herewith or therewith or any other agreement, document or instrument to which the Purchaser and/or Guarantor is or may become a party (collectively, the "Documents"); (ii) the absence of any action to enforce this Guaranty, the Purchase Agreement, the Non-Competition Agreement or any other Document or the waiver or consent by either Beneficiary with respect to any of the provisions in the Purchase Agreement or the Non-Competition Agreement, as applicable, this Guaranty or the Documents; (iii) the existence, value or condition of, or failure to perfect any lien against, any collateral for the Obligations or any action, or the absence of any action, by either Beneficiary in respect thereof (including, without limitation, the release of any such security); (iv) the insolvency of the Purchaser and/or Guarantor; or (v) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until the payment in full and in cash of the Obligations. Guarantor shall be regarded, and shall be in the same position, as principal obligor with respect to the Obligations. Guarantor agrees that any notice or directive given at any time to either Beneficiary which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by such Beneficiary.

     3. In addition to the waivers contained in paragraph 2 hereof, Guarantor waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its Obligations under, or the enforcement by either Beneficiary of, this Guaranty. Guarantor hereby waives diligence, presentment and demand with respect to the Obligations and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty.

     4. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Purchaser or Guarantor for liquidation or reorganization, should the Purchaser or Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Purchaser's or Guarantor's assets, and

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shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by either Beneficiary, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     5. Neither Beneficiary shall, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the applicable Beneficiary and then only to the extent therein set forth. A waiver by a Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Beneficiary would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of either Beneficiary, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by the affected Beneficiary and Guarantor.

     6. Payment by Guarantor shall be made to HFM at the office of HFM and to the Stockholder at the Stockholder's home address, from time to time on demand as Guaranteed Obligations become due to HFM or the Stockholder, as applicable. Guarantor shall make all payments to each Beneficiary on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. One or more successive or concurrent actions may be brought hereon against Guarantor either in the same action in which Purchaser is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Guaranty is brought against Guarantor, Guarantor agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by such Beneficiary to Guarantor.

     7. Guarantor is a corporation duly organized and in good standing under the laws of Texas. The execution, delivery and performance of this Guaranty is within the corporate powers of Guarantor, have been duly authorized and are not in contravention of law or the terms of the articles of incorporation, by-laws, or other organizational documentation of Guarantor, or any indenture, agreement or undertaking to which

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Guarantor is a party or by which Guarantor or its property are bound. This
Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against either Beneficiary or Purchaser of any kind and further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against either Beneficiary or against Purchaser of any kind which may arise in the future.

     8. Guarantor agrees to pay all costs, expenses and fees which may be incurred by either Beneficiary in enforcing this Guaranty or in protecting the rights of either Beneficiary following any default on the part of Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

     9. This Guaranty is and shall be in every particular available to the successors and assigns of each Beneficiary and is and shall always be fully binding upon the successors and assigns of Guarantor, provided that Guarantor shall not assign any of its rights or obligations hereunder without the written consent of each Beneficiary.

     10. This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas.

                        [signatures on following page]

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     Executed as of the date first written above.


                                             Whole Foods Market, Inc.


                                             By: /s/JIM SUD
                                                -----------------------
                                             Name:  Jim Sud
                                                   --------------------
                                             Title: Vice President
                                                    -------------------

Accepted:


     /s/ HARRY A. BLAZER
--------------------------------------
Harry A. Blazer


Harry's Farmers Market, Inc.

By  /s/ HARRY A. BLAZER
  ------------------------------------
Name:  Harry A. Blazer
Title: President and Chief Executive Officer




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